Exhibit 99.1

           Capital Lease Funding Announces Third Quarter 2004 Results

    NEW YORK--(BUSINESS WIRE)--Nov. 9, 2004--Capital Lease Funding, Inc. (NYSE:LSE), a net lease REIT, today announced its results for the third quarter ended September 30, 2004.

    Highlights for the Third Quarter 2004:

    --  Revenue increased 79% from the second quarter of 2004

    -- Funds From Operations rose 407% to $0.08 per share from the second quarter of 2004

    -- Net lease investments increased by $201 million to $366 million

    --  Declared first quarterly dividend of $0.10 per share

    --  New $250 million warehouse facility with Wachovia Bank

    For the third quarter ended September 30, 2004, the Company reported funds from operations ("FFO") of $2.2 million, or $0.08 per basic and diluted share, on total revenues of $5.0 million. Net income to common shareholders for the third quarter 2004 was $2.0 million, or $0.07 per basic and diluted share, compared to a net income of $443,000, or $0.02 per weighted average basic and diluted share in the second quarter. The second and third quarter results include a non-cash charge of $334,000 per quarter, or $0.01 per share for stock based compensation.
    Paul McDowell, Chief Executive Officer, stated, "Our rapid ramp up from our IPO in March 2004 continues. We are pleased with our third quarter results, which reflect our continued progress in implementing our strategy of building a portfolio of debt and equity investments in properties net leased to high credit tenants. During the quarter we closed $209 million in new net lease transactions - approximately $108 million of debt transactions and $101 million in acquisitions of net lease properties - bringing our total at September 30 to $366 million. As of November 9th, 2004 we have closed or have under due diligence an additional $147 million in net lease transactions. The Company's net lease investments closed or in due diligence is approximately $500 million. We remain confident that we will attain our target goal of investing $800 to $900 million dollars in high quality net lease assets by the end of the first quarter 2005."

    Capital Structure:

    On September 30, 2004, the Company had total assets of $383.2 million, $12.3 million in available cash and cash equivalents, approximately $95 million outstanding under its secured credit facility with Wachovia and $355 million available under its existing secured credit facilities. The new Wachovia secured credit facility, which we closed on September 22, 2004, may be expanded from $250 million to $450 million upon the satisfaction of certain conditions.

    Dividend

    In the third quarter 2004, the Company declared its first dividend in the amount $0.10 per share. The level of Capital Lease Funding's common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends. It is the Company's intent to recommend to its Board of Directors that the Company declare a dividend in the fourth quarter 2004, which will be payable in the first quarter 2005 and to further recommend that the dividend be increased.

    Recent Events

    On October 28, the Company closed a $64.8 million non-recourse loan provided by Wachovia to finance its recent $85 million acquisition of a Chicago office building net leased to Aon
Corporation. The terms of the financing include a 30 year amortization at a coupon of 5.23%. Including the effects of interest rate hedges and transaction costs, the effective coupon is 5.83%.

    2004 Fourth Quarter Guidance:

    Based upon year-to-date 2004 results and the current outlook, management is providing FFO guidance for fourth quarter 2004 of $0.13-$0.14 per diluted share. The Company's guidance for the fourth quarter 2004 is based on management's expectation that it will successfully close during the fourth quarter a significant portion of the net lease investments that it currently has under due diligence.
    The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to the Company's projections.

    Conference Call:

    Capital Lease Funding will hold a conference call and webcast to discuss the Company's third quarter 2004 after the market close on Tuesday, November 9, 2004, at 5:00 p.m. (Eastern Time). Hosting the call will be Paul H. McDowell, Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.
    Interested parties may listen to the conference call by dialing 1-877-715-5317 or for international participants 1-973-582-2751. A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.
    A replay of the conference call will be available on the Internet at www.streetevents.com and the Company's website for seven days following the call. A recording of the call also will be available one hour after the call by dialing 1-877-519-4471 or for international participants 1-973-341-3080 and entering passcode 5220081. The replay will be available until November 19, 2004.

    Notes to Financial Information

    Non-GAAP Financial Measures

    Funds from operations (FFO) is a non-GAAP financial measure. The Company believes FFO is a useful additional measure of the Company's performance because it facilitates an understanding of the operating performance of the Company after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. In addition, the Company believes that FFO provides useful information to the investment community about the Company's financial performance as compared to other REITs since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT.
    The Company calculates FFO (consistent with the NAREIT guidelines) as net income (computed in accordance with GAAP) excluding the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effects of dilutive securities.
    The Company defines transactions under due diligence as being those which we have either a fully executed loan application or purchase contract with cash deposits in place and the closing of those transactions is subject only to customary due diligence and the satisfaction of defined closing conditions.

    Forward-Looking and Cautionary Statements:

    This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

    --  our ability to identify and secure net lease investments;

    -- our ability to close the net lease investments we currently have under due diligence on acceptable terms;

    -- our ability to successfully implement our change in business strategy, including our ability to obtain long-term financing for our net lease assets;

    -- changes in our industry, the industries of our tenants, interest rates or the general economy;

    --  the success of our hedging strategy;

    --  the availability, terms and deployment of capital;

    --  demand for our products;

    -- impairments in the value of the collateral underlying our investments;

    --  the degree and nature of our competition; and

    -- legislative or regulatory changes, including changes to laws governing the taxation of REITs.

    Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company's periodic filings with the SEC and the Company's final prospectus for its initial public offering, including the section entitled "Risk Factors." Copies of these documents are available on our web site at www.caplease.com and on the SEC's website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

    About the Company:

    Capital Lease Funding, Inc. (NYSE:LSE) is a net lease REIT focused on financing and investing in commercial real estate that is net leased primarily to single tenants with investment grade or near investment grade credit ratings. Typical tenants include large corporations, governmental and not for profit entities.


Capital Lease Funding, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)


(in thousands, except per share      For the three     For the nine
 data)                                   months            months
                                    ended Sept. 30,   ended Sept. 30,
                                       2004    2003     2004     2003
- ----------------------------------------------------------------------
Revenues:
 Interest income from mortgage
  loans and securities              $ 3,830  $1,485  $ 8,507  $ 5,488
 Gain on sales of mortgage loans
  and securities                        229   3,115      229    9,074
 Rental revenue                         903       -      903        -
 Other revenue                           55       7      142       24
- ----------------------------------------------------------------------
Total revenues                        5,017   4,607    9,781   14,586
- ----------------------------------------------------------------------
Expenses:
 Interest expense                         -     145      426      936
 Interest expense to affiliates         218     176      449      552
 Loss (gain) on derivatives and
  short sales of securities               -    (530)     724    3,082
 General and administrative
  expenses                            2,166   1,125    6,063    4,980
 General and administrative
  expenses-stock based compensation     334       -    3,500        -
 Depreciation and amortization
  expense on real property              240       -      240        -
 Loan processing expenses                52      13      121       92
- ----------------------------------------------------------------------
Total expenses                        3,010     929   11,523    9,642
- ----------------------------------------------------------------------
Net income (loss)                   $ 2,007  $3,678  $(1,742) $ 4,944
- ----------------------------------------------------------------------
Earnings per share (pro forma for
 2003)
 Net income (loss) per share, basic
  & diluted                         $  0.07  $ 0.90  $ (0.09) $  1.20
 Weighted average number of common
  shares outstanding, basic &
  diluted                            27,492   4,108   20,323    4,108
Dividends declared per common share $  0.10  $    -  $  0.10  $     -



Capital Lease Funding, Inc. and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2004 (unaudited) and December 31, 2003

(in thousands)
                                                    As of      As of
                                                  Sept. 30,  Dec. 31,
                                                    2004       2003
- ----------------------------------------------------------------------
Assets                                            Unaudited
Cash and cash equivalents                         $ 12,286   $  6,522
Mortgage loans held for sale                             -     71,757
Mortgage loans held for investment                 181,386          -
Real estate investments, net                       100,737          -
Securities available for sale                       79,093     40,054
Structuring fees receivable                          4,560      5,223
Hedge account margin deposit                             -        500
Prepaid expenses and other assets                        -      1,040
Amounts due from affiliates and members                  -         44
Receivables and other assets                         4,784        422
Accrued rental income                                  142          -
Furniture, fixtures and equipment (net of
 depreciation)                                         233        211
- ----------------------------------------------------------------------
Total Assets                                      $383,221   $125,773
- ----------------------------------------------------------------------
Liabilities and Stockholders' Equity/Members'
 Capital
Accounts payable and accrued expenses             $  1,611   $  2,635
Deposits and escrows                                23,994        175
Due to servicer and dealers                          4,734        347
Repurchase agreement obligations                         -     28,765
Repurchase agreement obligation due to affiliates
 and members                                        94,812     59,322
Derivative liabilities                               7,202        484
Dividends payable                                    2,749          -
- ----------------------------------------------------------------------
Total Liabilities                                  135,102     91,728
Commitments and contingencies                            -          -
Stockholders' equity/members' capital:
Preferred stock, $.01 par value, 100,000,000
 shares authorized, no shares issued and
 outstanding                                             -          -
Common stock, $0.01 par value, 500,000,000 shares
 authorized, 27,491,700  shares issued and
 outstanding at September 30, 2004                     275          -
Additional paid in capital                         256,201          -
Accumulated other comprehensive income (loss)       (4,639)         -
Deferred compensation expense                       (1,976)         -
Retained earnings (deficit)                         (1,742)         -
Members' capital                                         -     34,045
- ----------------------------------------------------------------------
Total Stockholders' Equity/Members' Capital        248,119     34,045
- ----------------------------------------------------------------------
Total Liabilities and Stockholders'
 Equity/Members' Capital                          $383,221   $125,773
- ----------------------------------------------------------------------


Capital Lease Funding, Inc. and Subsidiaries
Reconciliation of Net Income to Funds from Operations

The following is a reconciliation of net income to FFO applicable to common stockholders, and illustrates the difference in this measure of operating performance (in thousands, except per share data):


                                                      For the three
                                                           months
                                                      ended Sept. 30,
                                                        2004     2003
- ----------------------------------------------------------------------
Net income                                           $ 2,007   $3,678
Adjustments:
Depreciation and amortization expense on real
 property                                                240        -
- ----------------------------------------------------------------------
Funds from operations                                $ 2,247   $3,678
- ----------------------------------------------------------------------

Weighted average number of common shares outstanding,
 basic & diluted                                      27,492    4,108
Funds from operations per share                      $  0.08   $ 0.90

Gain on sale of mortgage loans and securities        $   229   $3,115


    CONTACT: ICR, Inc.
             Brad Cohen, 212-217-6393
             bcohen@icrinc.com